Independent Auditors' Consent




To the Shareholders and Directors of the Lexington SmallCap Value Fund, Inc.:

We consent to the use of our report dated October 30, 1995, included in the Pre-Effective Amendment.

                                                      KPMG PEAT MARWICK LLP




New York, New York
December 15, 1995